UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 31, 2004

EASTMAN CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12626 (Commission File Number)	62-1539359 (I.R.S. employer identification No.)

100 N. Eastman Road, Kingsport, TN	37660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

1

Item 2. Acquisition or Disposition of Assets

               On July 31, 2004 Eastman Chemical Company (the "Company") completed the sale of certain businesses and product lines and related assets in the Coatings, Adhesives, Specialty Polymers and Inks ("CASPI") segment to Resolution Specialty Materials, Inc. ("RSM"), an affiliate of Apollo Management, L.P., for approximately $175 million including cash and the receipt of a $50 million note receivable (the "Sale"). The Company retained approximately $40 million of accounts receivable related to these businesses and product lines. These businesses and product lines include acrylate ester monomers, composites (unsaturated polyester resins), inks and graphics arts raw materials, liquid resins, powder resins and textile chemicals. The final purchase price is subject to adjustment based upon meeting working capital and other targets established in the agreement. In accordance with the terms of the sales agreement, the Company will continue to produce certain products for the buyer under ongoing supply agreements with terms in excess of one year. In addition, the Company indemnified the buyer against certain liabilities primarily related to taxes, legal matters, environmental matters, and other representations and warranties.

Item 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The accompanying unaudited pro forma consolidated income statements for the six months ended June 30, 2004 and fiscal year ended December 31, 2003 gives effect of the Sale as well as other restructuring, divestiture and consolidation activities that the Company has completed related to these businesses and product lines as if the actions were completed on January 1, 2003.

The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2004 gives effect to the Sale as if the transaction had occurred as of that date.

The unaudited pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the actions described above taken place as of the date or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company’s 2003 Annual Report on Form 10-K and 2004 Quarterly Reports on Form 10-Q.

Financial Statements and Exhibits:
(1)	Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Income Statement (unaudited) for the six months ended June 30, 2004

(2)	Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Income Statement (unaudited) for the fiscal year ended December 31, 2003

(3)	Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Balance Sheet (unaudited) as of June 30, 2004.

(4)	Notes to the unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Financial Statements.

EXHIBIT 1
EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
Six months ended June 30, 2004

	Eastman	(A)
(Dollars in millions, except per share amounts)	Chemical	Divested	Other	Pro
	Company	Businesses	Adjustments	Forma

Sales	$3,273	$368	$19 (B)	$2,924
Cost of sales	2,768	338	16 (B)	2,446

Gross profit	505	30	3	478

Selling and general administrative expenses	222	22	--	200
Research and development expenses	81	8	--	73
Asset impairments and restructuring charges, net	146	67	--	79

Pro forma operating earnings (loss)	56	(67)	3	126

Interest expense (income), net	59	--	(3) (C)	56

Pro forma earnings (loss) before income taxes and cumulative effect of changes in accounting principles	(3)	(67)	6	70
Provision (benefit) for income taxes	(81)	(12)	1 (D)	(68)

Pro forma earnings (loss) before cumulative effect of changes in accounting principles	$78	$(55)	$5	$138

Pro forma earnings (loss) per share
Basic
Before cumulative effect of changes in accounting
principles	$1.01			$1.78

Weighted average basic shares outstanding	77,299,417			77,299,417

Diluted
Before cumulative effect of changes in accounting
principles	$1.00			$1.77

Weighted average diluted shares outstanding	77,989,198			77,989,198

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

EXHIBIT 2
EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
Year ended December 31, 2003

	Eastman	(A)
(Dollars in millions, except per share amounts)	Chemical	Divested	Other	Pro
	Company	Businesses	Adjustments	Forma

Sales	$5,800	$719	$39 (B)	$5,120
Cost of sales	4,990	704	33 (B)	4,319

Gross profit	810	15	6	801

Selling and general administrative expenses	414	34	--	380
Research and development expenses	173	25	--	148
Asset impairments and restructuring charges, net	489	424	--	65
Goodwill impairments	34	34	--	--
Other operating income	(33)	(13)	--	(20)

Pro forma operating earnings (loss)	(267)	(489)	6	228

Interest (income) expense, net	124	--	(5) (C)	119
Other (income) charges, net	(10)	(4)	--	(6)

Pro forma earnings (loss) before income taxes and cumulative effect of changes in accounting principles	(381)	(485)	11	115
Provision (benefit) for income taxes	(108)	(143)	2 (D)	37

Pro forma earnings (loss) before cumulative effect of changes in accounting principles	(273)	(342)	9	78

Pro forma earnings (loss) per share
Basic
Before cumulative effect of changes in accounting
principles	$(3.54)			$1.01

Weighted average basic shares outstanding	77,145,897			77,145,897

Diluted
Before cumulative effect of changes in accounting
principles	$(3.54)			$1.01

Weighted average diluted shares outstanding	77,145,897			77,391,137

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

EXHIBIT 3
EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
(dollars in millions)

As of June 30, 2004

	Eastman	(E)
	Chemical	Divested	Other	Pro
(Dollars in millions, except per share amounts)	Company	Businesses	Adjustments	Forma

Assets
Current assets
Cash and cash equivalents	$145	$--	$--	$145
Trade receivables, net of allowance of $21 and $28	670	--	--	670
Miscellaneous receivables	69	--	--	69
Inventories	589	--	--	589
Other current assets	52	--	--	52
Current assets held for sale	192	192	--	--

Total current assets	1,717	192	--	1,525

Properties
Properties and equipment at cost	9,434	--	--	9,434
Less: Accumulated depreciation	6,228	--	--	6,228

Net properties	3,206	--	--	3,206

Goodwill	315	--	--	315
Other intangibles, net of accumulated amortization of $4 and $218	21	--	--	21
Other noncurrent assets	481	--	50 (F)	531
Noncurrent assets held for sale	68	68	--	--

Total assets	$5,808	$260	$50	$5,598

Liabilities and Stockholders’ Equity
Current liabilities
Payables and other current liabilities	$942	$--	$12 (G)	$954
Borrowings due within one year	1	--	--	1
Current liabilities related to assets held for sale	66	66	--	--

Total current liabilities	1,009	66	12	955

Long-term borrowings	2,153	--	(125) (F)	2,028
Deferred income tax liabilities	240	--	--	240
Postemployment obligations	1,157	--	--	1,157
Other long-term liabilities	197	--	--	197
Long-term liabilities related to assets held for sale	7	7	--	--

Total liabilities	4,763	73	(113)	4,577

Stockholders’ equity
Common stock ($0.01 par value – 350,000,000 shares authorized; shares issued – 85,638,077 and 85,177,467)	1	--	--	1
Additional paid-in capital	135	--	--	135
Retained earnings	1,486	163	163	1,486
Accumulated other comprehensive loss	(142)	24	--	(166)

	1,480	187	163	1,456
Less: Treasury stock at cost (7,933,646 shares for 2004 and 2003)	435	--	--	435

Total stockholders’ equity	1,045	187	163	1,021

Total liabilities and stockholders’ equity	$5,808	$260	$50	$5,598

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

EXHIBIT 4
Notes to the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Financial Statements

(A)
The "Divested Businesses" column in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Income Statement represents the results of the businesses and product lines divested as part of the Sale as well as those restructured, divested and consolidated during the periods presented. Provision for income taxes reflects a mix of income and losses between tax jurisdictions with different statutory tax rates.

(B)
The "Other Adjustments" in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Income Statement include adjustments for sales (and related cost of goods sold) made by the Company to the businesses sold to RSM under supply agreements that previously were eliminated in the Company's consolidated financial results.

(C)
The "Other Adjustments" in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Income Statements include adjustments for the impact on interest expense of the assumed use of cash to reduce commercial paper and credit facility borrowings and interest income on a $50 million note receivable.

(D)
The "Other Adjustments" in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Income Statements include the tax effects at the applicable statutory rates for adjustment (B).

(E)
The "Divested Businesses" column in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Balance Sheet reflects the elimination of the assets, liabilities and components of equity included in the Sale to RSM as determined as of June 30, 2004. Details of these assets and liabilities can be found in Note 3 to the unaudited Eastman Chemical Company and Subsidiaries Consolidated Financial Statements for June 30, 2004 as reported in the Company’s Form 10-Q.

(F)
The "Other Adjustments" in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Balance Sheet include adjustments to reflect the assumed use of cash to reduce commercial paper and credit facility borrowings and the receipt of a $50 million note receivable from RSM.

(G)
The "Other Adjustments" in the Unaudited Eastman Chemical Company and Subsidiaries Pro Forma Consolidated Balance Sheet includes an adjustment to reflect the estimated transaction costs and other liabilities associated with the Sale.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
(Registrant)

_/s/ Curtis E. Espeland__________________

Curtis E. Espeland
Vice President and Controller

August 16, 2004